May 9, 2025

BeiGene Switzerland GmbH Aeschengraben 27
4051 Basel Switzerland
Attention: Managing Director

BeOne Medicines USA, Inc.
55 Cambridge Parkway, Suite 700W Cambridge, Massachusetts 02142 USA
Attention: General Counsel

Re:    Sales Force FTE Invoicing Methodology

Exhibit 10.19

Amgen Inc.
1 Amgen Center Drive Thousand Oaks, CA 91320 USA (805) 447-1000

amgen.com

Reference is made to that certain Collaboration Agreement, dated as of October 31, 2019 (as amended from time to time, the “Collaboration Agreement”), between BeiGene Switzerland GmbH (“BeiGene Switzerland”), Amgen Inc. (“Amgen”), and, solely with respect to Section 13.6 thereof, BeiGene, Ltd. (together with BeiGene Switzerland, “BeiGene”). BeiGene and Amgen are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Collaboration Agreement.

This letter clarifies the invoice methodology and determination of Sale Force FTEs under the Collaboration Agreement agreed by the Parties, applicable to calendar year 2024. The methodology described in this letter will apply in subsequent years unless a different methodology is mutually agreed by the Parties.

The Parties adopted the following invoicing methodology for calculating Sales Force Costs applicable to calendar year 2024 (the “2024 SF Invoicing Methodology”):

(a)The Parties shall approve and incorporate a baseline target number of Sales Force FTEs for each Product into the Commercialization Budget for calendar year 2024 (the “2024 Target SF FTEs”). The JSC shall update the 2024 Target SF FTEs in each subsequent annual Commercialization Budget for calendar years 2025 and beyond.

(b)As part of the quarterly budget review, the Parties will adjust the 2024 Target SF FTEs for each Product based on the vacancy rate of the Sales Force FTEs for such Product in such calendar quarter (the “2024 Vacancy Corrected Rate”) pursuant to (c) below. The monthly vacancy rate for a Product in a calendar quarter will be determined according to the following calculation: Vacancy rate equals one (1) minus the sum of actual onboarded Sales Force FTEs for such Product divided by 2024 Target SF FTEs, calculated using the month-end onboarded Sales Force FTEs and the vacancy rate calculation for each month shall be averaged across the three months of each applicable calendar quarter to determine the quarterly vacancy rate. The following Sales Force positions are included in the vacancy rate calculation: medical representative (MR), district sales manager (DSM) and regional sales manager (RSM).

(c)The Parties will adjust (increase or decrease) the 2024 Target SF FTEs for each Product based on the 2024 Vacancy Corrected Rate (the “2024 Vacancy Corrected FTEs”) on a calendar quarterly basis. For example, if the 2024 Target SF FTEs for a Product is 100 Sales Force FTEs and the actual onboarded Sales Force FTEs is 90 in each month of a calendar quarter, reflecting a 2024 Vacancy Corrected Rate of -10% for such calendar quarter, the 2024 Target SF FTEs for such Product shall be adjusted to 90 (i.e. the 2024 Vacancy Corrected FTEs, reflecting a 10% reduction to the 2024 Sales Force FTEs). The Parties will compare the 2024 Vacancy Corrected FTEs for each Product to the Sales Force FTEs determined by BeiGene using BeiGene’s CRM system (the “2024 CRM SF FTEs”). In any given calendar quarter, the Sales Force FTEs used for calculation of Sales Force Costs for each Product will reflect up to a maximum of one hundred five percent (105%) (the “2024 Sales Force FTE Upper Cap”) and a minimum of ninety-five percent (95%) (the “2024 Sales Force FTE Lower Cap”) of the 2024 Vacancy Corrected FTEs.

(i)If the 2024 CRM SF FTEs is between the 2024 Sales Force FTE Lower Cap and the 2024 Sales Force FTE Upper Cap in a given calendar quarter, then the 2024 CRM SF FTEs applies for that calendar quarter.

(ii)If the 2024 CRM SF FTEs is equal to or exceeds the 2024 Sales Force FTE Upper Cap in a given calendar quarter, then the 2024 Sales Force FTE Upper Cap applies for that calendar quarter.

(iii)If the 2024 CRM SF FTEs is equal to or below the 2024 Sales Force FTE Lower Cap in a given calendar quarter, then the 2024 Sales Force FTE Lower Cap applies for that calendar quarter.

Prior to December 31 of each calendar year, the Parties shall determine whether to renew the 2024 SF Invoicing Methodology for the following calendar year or whether to adopt a different mutually agreed invoicing methodology. If the Parties do not mutually agree on a different methodology, then the Parties shall apply the 2024 SF Invoicing Methodology.

Please acknowledge your agreement and consent to the foregoing by counter-signing this letter in the space provided below and returning a copy to us.

[Signature page follows.]

Yours sincerely,

Amgen Inc.

/s/ LINDA H. LOUIE
By: Linda H. Louie
Title: VP Finance

Acknowledged and agreed:

BeiGene Switzerland GmbH

/s/ JEFF HYNES
By: Jeff Hynes
Title: Managing Director